Exhibit 99

Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of Prandium, Inc. (the “Company”) for the annual period ended December 29, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Hugh G. Hilton, as Interim Chief Executive Officer of the Company and Robert T. Trebing, Jr., as Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, to the best of their knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/S/ HUGH G. HILTON

Name:	Hugh G. Hilton
Title:	Interim Chief Executive Officer
Date:	March 31, 2003

/S/ ROBERT T. TREBING, JR.

Name:	Robert T. Trebing, Jr.
Title:	Chief Financial Officer
Date:	March 31, 2003

This certification accompanies the Report pursuant to §906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of §18 of the Securities Exchange Act of 1934, as amended.